UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

FILED BY THE REGISTRANT ☒

FILED BY PARTY OTHER THAN THE REGISTRANT ☐

CHECK THE APPROPRIATE BOX:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PLANETLINK COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLANETLINK COMMUNICATIONS, INC.
1415 BOOKHOUT DRIVE
CUMMING, GEORGIA 30041
TELEPHONE (678) 455-7075

PRELIMINARY PROXY STATEMENT
AS OF OCTOBER 20, 2005

PLANETLINK COMMUNICATIONS, INC.
1415 BOOKHOUT DRIVE
CUMMING, GEORGIA 30041
TELEPHONE (678) 455-7075

October 20, 2005

To Our Shareholders:

You are cordially invited to attend the 2005 Annual Meeting of the Shareholders of Planetlink Communications, Inc. to be held at the offices of Andre & Blaustein, 127 Peachtree Street, N.E. Suite 700, Atlanta, Georgia 30303, on Friday, November 4, 2005, at 2:00 p.m. Atlanta, Georgia time.

At the meeting, we will report on the progress of your Company, comment on matters of interest and respond to your questions. Our annual report for 2004 is the Form 10-KSB for the period ended December 31, 2004 filed with the Securities and Exchange Commission. It has been mailed to you with this notice and the accompanying proxy soliciting material. The Form 10-KSB contains our financial statements, schedules and a list of the exhibits filed with the report. The entire report and the exhibits may be found on the SEC’s EDGAR website. Go to www.sec.gov and follow the path to EDGAR.

Whether or not you plan to attend the meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. You may vote your shares in person if you attend the meeting, even if you send in your proxy in advance.

We appreciate your continued interest in Planetlink Communications, Inc.

Very truly yours,

/s/ M. Dewey Bain

M. Dewey Bain,
President and Chief Executive Officer

PLANETLINK COMMUNICATIONS, INC.
1415 BOOKHOUT DRIVE
CUMMING, GEORGIA 30041
TELEPHONE (678) 455-7075

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON NOVEMBER 4, 2005

To the Shareholders of Planetlink Communications, Inc.:

Notice is hereby given that the 2005 Annual Meeting of the Shareholders of Planetlink Communications, Inc. will be held at the offices of Andre & Blaustein, 127 Peachtree Street, N.E. Suite 700, Atlanta, Georgia 30303, on Friday, November 4, 2005, at 2:00 p.m. Atlanta, Georgia time, for the following purposes:

1.    To elect a board of directors composed of seven members for the following year. Management has nominated M. Dewey Bain, Darrell Carver, Shawn Chemtov, Mary Hitt, Harold Jackson, Richard L. Lapaglia, and Melvin Williams.

2.    To vote upon a proposal to restate and amend the certificate of incorporation to: increase the number of authorized shares from 800 million to 1.5 billion;

3.    To vote upon a proposal to restate and amend the certificate of incorporation to designate 150 million shares as preferred shares with terms to be determined by the Board of Directors;

4.    To vote upon a proposal to restate and amend the certificate of incorporation to augment the indemnification provisions of the Georgia Corporation Code.

5.    To vote upon a proposal to ratify the selection of Chisholm, Bierwolf & Nilson LLC, certified public accountants, Bountiful, Utah, as our independent public accountants for the fiscal year ending December 31, 2005.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 6, 2005 are entitled to notice of, and to vote at the meeting and any adjournment or postponement thereof. A list of the shareholders will be available for inspection for at least 10 days prior to the meeting during normal business hours at our offices, the address of which appears above.

Shareholders are cordially invited to attend the meeting in person. Please note that on or about October 19, 2005 you were mailed a copy of this notice of meeting and that it stated that a proxy was enclosed. It asked that you return that proxy if you did not plan to attend the meeting. No proxy was enclosed with that notice. The proxy is enclosed with this notice and those who do not plan to attend and who wish their shares voted are requested to sign, date, and mail promptly the enclosed proxy, for which a return envelope is provided. Please take further notice that we anticipate that the meeting to be commenced on November 4, will be adjourned to a date at least 20 days after the date this notice is first sent to stockholders and no votes will be taken until that adjourned date. Proxies which are received so as to be timely for any adjourned date at which votes are counted will be deemed on time. Timely means received by the Company not less than 48 hours (excluding Saturdays and holidays) before the date upon which votes are taken.

By Order of the Board of Directors,

/s/ M. Dewey Bain

M. Dewey Bain,
President and Chief Executive Officer

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Planetlink Communications, Inc., a Georgia corporation, to be voted at the 2005 Annual Meeting of Shareholders to be held at the offices of Andre & Blaustein, 127 Peachtree Street, N.E. Suite 700, Atlanta, Georgia 30303, on Friday, November 4, 2005, at 2:00 p.m. Atlanta, Georgia time, and at any and all adjournments thereof. The information contained in this proxy statement is given as of October 19 , 2005.

The individuals named to act as proxies at the meeting in the accompanying form of proxy are M.Dewey Bain, our president, and Mary Hitt, one of our directors. A shareholder wishing to appoint some other person (who needs not be a shareholder of Planetlink Communications, Inc.) to represent him as a proxy at the meeting has the right to do so, either by inserting that person's name in the blank space provided in the form of proxy or by completing another form of proxy.

Our principal executive office and mailing address is 1415 Bookhout Drive, Cumming, Georgia 30041.

Solicitation of proxies by mail is expected to commence on October --, 2005, and the cost thereof will be borne by Planetlink Communications, Inc. In addition to solicitation by mail, certain of our directors, officers and regular employees may, without extra compensation, solicit proxies by telephone, and personal contact. Arrangements will be made with some of our record shareholders, which are brokerage houses, custodians, nominees and other fiduciaries, to send proxy materials to their principals, and they will be reimbursed by us for postage and clerical expenses. We reserve the right, if deemed desirable or necessary, to retain a proxy solicitation firm or other third parties to deliver solicitation material to such brokerage houses, custodians, nominees and other fiduciaries for distribution by them to their principals and to assist us in collecting or soliciting proxies from them. The cost of these services, exclusive of out-of-pocket costs, is not expected to exceed $5,000.

We will only deliver one proxy statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this proxy statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and future shareholder communication documents to any shareholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our principal executive office.

Shareholders may also address future requests regarding delivery of proxy statements and/or annual reports by contacting us at our executive office.

Shares represented by properly executed proxies will be voted as specified. If no specifications have been given in a proxy, the shares represented thereby will be voted:

1.    FOR the election of the seven nominees as directors named herein;

2.    FOR the proposal to restate and amend the certificate of incorporation to increase  the number of authorized shares from 800 million to 1.5 billion;

3.    FOR the proposal to restate and amend the certificate of incorporation to provide  for a class of preferred stock.

4.    FOR the proposal to restate and amend the certificate of incorporation to augment  Georgia Corporation Code indemnification provisions.

5.    FOR the proposal to ratification of Chisholm, Bierwolf & Nilson LLC, certified public accountants, Bountiful, Utah, as our independent public accountants for the fiscal year ending December 31, 2005;

By the proxies, in their discretion as they think in the best interests of the Company, on any other business that may properly come before the meeting.

A proxy will not be valid unless it is completed and delivered to an office of the Company at 10715 Gulfdale, Suite 285, San Antonio, TX 78216, not less than 48 hours (excluding Saturdays and holidays) before the meeting.

REVOCABILITY

Proxies may be revoked at any time before the commencement of the meeting by delivering to the chairman of the meeting a written revocation or a duly executed proxy bearing a later date. For a period of at least 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders of record during ordinary business hours for proper purposes at our principal executive office.

VOTING SECURITIES

Shareholders of record at the close of business on September 6, 2004, are entitled to notice of and to vote at the meeting and at any adjournments thereof. On the record date, our authorized capital stock consisted of 800,000,000 shares of common stock of which there were 699,742,243 shares issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our shareholders do not have cumulative voting rights.

The quorum for the transaction of business at the meeting consists of shareholders present in person, or represented by proxy and holding not less than a majority of the outstanding shares of our common stock. Under the Georgia law, shares present at the meeting will be counted in determining whether a quorum is present whether or not they vote or abstain on any matter put to the stockholders. If sufficient shares are not represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by us. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the meeting in the manner set forth above.

Under the Georgia law, the seven nominees receiving the greatest number of votes cast by the holders of our common stock will be elected as directors. A simple majority of the votes cast at the meeting is required to approve Proposals 2, and 3.

PROPOSAL 1 - ELECTION OF DIRECTORS

A board of seven directors is to be elected at the meeting to hold office until the next annual meeting or until their successors are elected. Each share can only be voted for seven nominees. The seven nominees receiving the highest number of votes will be elected.

If, however, any of those nominated are unable to serve, or for good cause decline to serve at the time of the meeting, the persons named in the enclosed proxy will exercise their discretion to vote for substitutes. The board of directors is not aware of any circumstances that would render any nominee unavailable for election. Information concerning the nominees appears below.

VOTE REQUIRED

Unless individual shareholders specify otherwise, each share will be voted for the election of the seven nominees named above. There is no cumulative voting.

Our board of directors recommends that shareholders vote FOR the director nominees named below, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named thereon intend so to vote.

NOMINEES

The following table sets forth information concerning each nominee as well as each director, officer, and each executive officer who is not a member of the Board.

NAME	AGE	POSITION
M. Dewey Bain	54	President, CEO and Director, since 2002; Treasurer and CFO since 2003.
Harold D. Jackson, M.D.	44	Chairman and Secretary since 2001
Darrell T. Carver	42	Director since 2001
Shawn Chemtov	31	Director since August 2005
Mary Hitt	57	Director since August 2005
Richard L. Lapaglia	54	Director since August 2005
Melvin Williams, Ph.D.	50	Director since 2001

Our executive officers are appointed annually by our board of directors. There are no family relationships among our directors and executive officers.

M. Dewey Bain was elected to our board of directors in August 2002 and appointed president in October 2002. In March 2003, Mr. Bain also was appointed Treasurer. Prior to joining Planetlink, Mr. Bain founded Independent Trust Administrators, San Antonio, Texas in 1999 and was its principal officer until he joined the Company.. Mr. Bain was a trial attorney for the Texas Department of Public Welfare and the City of San Antonio, Texas. Mr. Bain also served in the Judge Advocate General Corps (J.A.G.) of the United States Army Reserves for 10 years. Mr. Bain graduated from David Lipscomb College in 1971 with a Bachelor of Arts degree and earned his Juris Doctor degree from the University of Texas in 1975.

Harold Jackson, M.D. has been Chairman and Secretary of Planetlink since March 2003. Dr. Jackson is a pulmonary and critical care physician. During the past five years, he has been a partner with Southeastern Lung Care P. C. in Decatur and Conyers, Georgia, where he treats patients suffering from asthma, emphysema and other respiratory ailments. He has hospital affiliations with Dekalb Medical Center, Rockdale Hospital, Decatur Hospital, Newton General Hospital and Emory Northlake Regional Medical Center. He is an independent speaker for Glaxo and various other pharmaceutical companies.

Darrell Carver graduated with a B.B.A. from Tennessee State University in 1985 and a J.D. from Howard University School of Law in 1990. He is currently a trial attorney with Thomas, Means, Gillis & Seay, P.C., Atlanta, Georgia since 2001. His areas of concentration are medical malpractice; catastrophic personal injury; nursing home negligence and abuse; class action and mass tort litigation; and general civil litigation. In 1998, he formed Darrell T. Carver, P.C., Stone Mountain, Georgia. His focus areas were civil and criminal litigation, personal injury, medical malpractice, and negligence. He was previously employed as a trial attorney for Sharon W. Ware & Associates. He has served as an Assistant District Attorney for Fulton County, Georgia and an associate attorney with Alston & Bird, LLP. Mr. Carver was admitted to the Georgia Bar, the U.S. Court of Appeals for the Eleventh Circuit, the United States District Court for the Northern District of Georgia, the Georgia Supreme Court, and the Georgia Court of Appeals in 1991. He is currently a member of the American Trial Lawyers Association, the Georgia Trial Lawyers Association, the American Bar Association, the National Bar Association, the DeKalb Bar Association and the DeKalb Lawyers Association.

Shawn Chemtov became a director in August, 2005. He has over 7 years of experience in the Real Estate Finance Industry. While funding over $500,000,000 in secured loans, Shawn has been a major part of the recent real estate boom in the South Florida area. He formed C&S Mortgage Group Corp in July, 2004. It is headquartered in Miami Beach, FL. Until he formed C&S Mortgage Group Corp., he was employed by Yale Mortgage Corporation for three years and before that at KNB Corporation where he first entered the real estate finance industry. Shawn holds a bachelors degree in Business Management from the University of Miami.

Mary Hitt was elected to the board of directors in August 2005. She has been a CPA since 1975 and was the principal of Hitt & Associates, a corporate financial consulting firm in San Antonio, Texas from 1988 to 1998. From 1998 to 2001 she was the Vice President of Finance and Administration of Mini-Blind Company, a window covering company in San Antonio. From 2001 she operated Hitt & Associates until she became the Company’s Director of Finance and Accounting in 2004. She received her B.A. degree in 1970 and thereafter qualified to take the CPA examination by taking business and accounting courses at St. Mary’s University, San Antonio while employed in an accounting position. She is a member of the Texas Society of CPAs, the San Antonio Chapter of CPAs and the Texas State Board of Public Accountancy.

Richard L. Lapaglia was elected to the board of directors in August 2005. He has been the Company’s Director of Agent Programs and Director of Operations of Planettraks, Inc. the wholly owned subsidiary of Planetlink. He has held these positions since June, 2004. In these capacities he has supervised the companies support operations and manages its agent sales program. He worked for 14 years for MCI WorldCom and from 1996 to 2004 was a Director of Operations. He received his B.A. degree in business administration from Texas Lutheran University, Seguin, Texas in 1972.

Melvin Williams, Ph.D. graduated with a B.A. degree in psychology from Emory University in 1975 and a M.S.W. degree from Atlanta University School of Social Work in 1979. In 1987, Dr. Williams received his Ph.D. from Florida State University. Since 2003, until the present, Dr. Williams has served as the Practice Administrator and Chief Financial Officer for Greater Atlanta Women's Healthcare Associates, a private OB/GYN group practice in Atlanta. Prior to joining Greater Atlanta Women's Healthcare Associates, Dr. Williams served as practice consultant to several private medical practices and was the director of the Undergraduate Program in Social Work at Clark Atlanta University. He remains an adjunct faculty member at Clark Atlanta University. He has published several professional articles and holds the rank of Associate Professor at Moore House School of Business. Dr. Williams has and is currently serving on several professional and community advisory boards and is a member of numerous professional organizations.

BOARD MEETINGS AND COMMITTEES

During the year ended December 31, 2004, our board of directors held 25 meetings. It has also held 25 meetings to date in 2005. All but two of the meetings in 2004 were by telephone conference call. All but four of the meetings held in 2005 to date were by telephone conference call. During 2004 and until August 2005, there were only four directors. Their attendance record is as follows:

	2004	2005

M. Dewey Bain	25	25
Darrell Carver	25	25
Harold Jackson	22	24
Melvin Williams	25	24

In August, 2005, Shawn Chemtov, Mary Hitt, and Richard Lapaglia were added to the board. Mr. Chemtov and Ms. Hitt attended the two meetings held since then and Mr. Lapaglia attended one of those meetings.

The Board has established a Compensation Committee and an Audit Committee. Rules for the Audit and Compensation Committees are Exhibits to the Proxy Statement for the 2004 Annual Meeting. (The Company’s website, located at www.planetlink.com, is a marketing tool. It does not contain corporate information and therefore does not contain the Company’s committee rules.) The members of the board act as committees of the whole to perform the duties of those committees.

Nominations - In August, 2005 M. Dewey Bain made suggestions as to nominees to the Board. In his consideration, and in their consideration of his proposed nominees, he took into consideration and the Board took into consideration the business and professional experience of the candidates, the diversity of their backgrounds, their talents and perspectives. Ms. Hitt and Mr. LaPaglia were known to the Board because they are executive employees of the company. Mr. Chemtov was recommended by a marketing consultant to the Company who holds less than 5% of the Company’s shares. The consultant was not paid for his recommendation. Stockholders wishing to recommend director candidates for consideration as members of the Board may do so by writing the Company, giving the recommended candidate’s name, biographical data, qualifications, and stating his/her willingness to serve.

Audit Committee - In reviewing the financial statements of the Company with its auditors, the board acting as the audit committee, followed the audit committee’s charter.  After the quarters ended June 30, 2004, and September 30, 2004 the entire board met by telephone conference call with the auditors to go over the financial statements for the respective quarters. Shortly before the audited financial statements for 2004 were filed as part of Form 10-KSB there was another conference call with the auditors by all the Board members to discuss the audited financial statements. In its various meetings with the auditors, they reiterated that they were and would remain independent as required by the regulations governing auditors of public companies. They also discussed any significant audit adjustments, management’s judgments bearing on accounting issues, and accounting estimates and the financial statements as audited. Based upon their review of the financial statements of the Company for 2004, those statements were included in its 10-KSB filed with the Securities and Exchange Commission and transmitted to stockholders along with this Proxy Statement. The members of the Board at the time of each of these meetings were Messrs. Bain, Carver, Jackson, and Williams. No independent member of the Board has the qualifications which would qualify him as “Audit Committee Financial Expert” as that term is used in the SEC’s regulations. The Company is so tiny, the Board meets so often and has such knowledge of the business that it does not deem that the addition of such a person would materially add to the management of the Company.

Compensation Committee - There have been no changes in cash compensation since January 1, 2004 and there have been no meetings of the Board as a compensation committee.

COMPENSATION OF DIRECTORS

Currently we pay directors who are not also our employees a fee of $250 in stock per meeting, whether held in person, or by telephone conference call. In the fiscal year ended December 31, 2004, we paid a total of $9,250 to our directors for their services as directors.

PRINCIPAL SHAREHOLDERS AND HOLDINGS BY OFFICERS AND DIRECTORS

Information regarding the beneficial ownership of our common stock by our principal stockholders, management and the board of directors is noted below.

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the record date, by: (a) Each person who is known to own beneficially owns more than five percent of the outstanding shares of our common stock; (b) each of our directors; (c) each named executive officer; and (d) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The information is as of December 31, 2004 except as indicated in the footnotes to this table. As of the date of this proxy statement, there were issued and outstanding 699,742,243 shares of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this proxy statement, there were issued and outstanding 699,742,243 shares of our common stock.

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	% OF SHARES OUTSTANDING

M. Dewey Bain	165,922,393	23.7%
Harold Jackson	5,423,655	0.8%
Darrell Carver	1,064,393	0.2%
Shawn Chemtov	0	0.0%
Mary Hitt	1,427,500	0.2%
Richard Lapaglia	1,300,000	0.2%
Melvin Williams	140,408	0.0%
Total-all officers & directors	175,137,941	25.0%

(1)
Unless otherwise indicated, the address for each of these stockholders is c/o Planetlink Communications, Inc., 1415 Bookhout Drive, Cumming, Georgia 30041. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock which he beneficially owns.

(2)
The shares of Shawn Chemtov, Mary Hitt and Richard Lapaglia are the shares that each held as stated on their respective Form 3s filed by each upon election to the Board of Directors. M Dewey Bain shares reflect shares he acquired after the Form 10-KSB was filed for the period ended December 31, 2004.

(3)	Mr. Bain held 10.91% of the outstanding share of the Company as of December 31, 2004 and is the only person known to hold more than 10% of the outstanding shares of the Company as of the date hereof.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning the compensation earned by the named executive officers (determined as of the end of the last fiscal year) for services rendered in all capacities to us for the fiscal years ended December 31, 2002, 2003 and 2004.

		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)

Harold D. Jackson,	2002	-0-	-0-	-0-
Chairman	2003	12,000	-0-	-0-
	2004	12,000	-0-	-0-

M. Dewey Bain,	2002	-0-	-0-	-0-
President	2003	80,106	-0-	-0-
	2004	240,000	-0-	18,600

In 2004, Mr. Bain, the President of the company was awarded 600,000 shares of stock valued at $18,600 for his service to the company.

Other Transactions

M. Dewey Bain During 2002, Mr. Bain lent the Company $990,264 and advanced it another $25,000. The $990,264 is represented by a note dated December 31, 2002 in that sum bearing interest at 10%. That note was reduced to $570,476 through the issuance of 25,000,000 shares of common stock to Mr. Bain. Taking into the consideration the price of the Company’s shares on the open during the last three months of 2002, after negotiation with the independent members of the Board, the shares were valued by the Board at the $387,000. During 2003, Mr. Bain lent the Company $307,438 which is represented by a note dated December 31, 2003 bearing interest at 10%. Both notes are demand notes. No demands have been made.

EMPLOYMENT AGREEMENTS

The Company has no employment agreements with any of its officers or directors.

STOCK OPTIONS AND SAR GRANTS IN THE LAST FISCAL YEAR

There were no grants of stock options to the named executive officers during the fiscal year ended December 31, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The board of directors has acted as the compensation committee to date. In establishing compensation levels, our board endeavored to ensure the compensation programs for our executive officers were effective in attracting and retaining key executives responsible for our success and were administered in an appropriate fashion in our long-term best interests and our shareholders. In that regard, our board of directors sought to align the total compensation for our executive officers with our performance and the individual performance of each of our executive officers in assisting us in accomplishing our goals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent shareholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file. Our common stock is the only class of securities registered with the SEC.

Based solely upon a review of copies of filings on Forms 3, 4, and 5, we are aware of six persons who during the year ended December 31, 2004, were directors, officers, or beneficial owners of more than ten percent of our common stock. Those who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year are:

-	M. Dewey Bain. - Mr. Bain was an officer and director during the entire year 2004. Mr. Bain failed to timely file a Form 4 for the year ended December 31, 2004.

-	Darrell Carver. - Mr. Carver was an officer and director during the entire year 2004. Mr. Carver failed to timely file a Form 4 for the year ended December 31, 2004.

-	Sharon Cooper. - Ms. Cooper was an officer since May 1, 2004. Ms. Cooper failed to timely file a Form 4 for the year ended December 31, 2004.

-	Melvin Williams. - Mr. Williams was an officer and director during the entire year 2004. Mr. Williams failed to timely file a Form 4 for the year ended December 31, 2004.

All officers, directors and persons known to own more than 10% of our common stock have been informed of the need to file in a timely manner and we expect that in the future they will do so.

VOTE REQUIRED

  Our board of directors recommends that shareholders vote FOR each of the nominees. When a quorum is present, a nominee will be elected if the votes cast favoring the approval exceed the votes cast opposing the approval. Unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named on the proxy card intend to vote in favor of the proposal nominee. A favorable vote by a majority of shares in attendance will elect a nominee .

PROPOSAL 2 - TO RESTATE AND AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

What The Proposed Amended And Restated Certificate Of Incorporation Will Accomplish.

Principally, the proposed amended and restated certificate of incorporation will (A.) increase the number of authorized shares to one billion five hundred million ; (B.) provide for a class of one hundred and fifty million share preferred stock (reserved out of the total of 1.5 billion), the series and terms of which may be set by the board of directors; and (C) augment provisions of the Georgia code regarding indemnification of officers and directors. By filing the amendment as a restatement, the new document will replace the entire certificate of incorporation and all amendments, thus eliminating the need to refer back to those documents to determine the authority, rights and obligations of the Company and its stockholders. A copy of the proposed amendment is an exhibit to this proxy statement.

The Need To Increase The Number Of Authorized Shares.

The Company's Certificate of Incorporation currently authorizes the Company to issue up to 800,000,000 shares of Common Stock. As of September 6, 2005, its records stated that the Company had issued and outstanding 699,742,243 shares of Common Stock. In addition other shares are needed to comply with contractual commitments such as the 2005 Stock Award Program. As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been greatly reduced, and the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished. The proposed increase of authorized shares will improve the Company's flexibility to take such actions. .

VOTE REQUIRED

Our board of directors recommends that shareholders vote FOR Proposal 2. When a quorum is present, the proposal will be approved if the votes cast favoring the approval exceed the votes cast opposing the approval. Unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named on the proxy card intend to vote in favor of the proposal.

PROPOSAL 3 - TO PROVIDE FOR A CLASS OF PREFERRED STOCK WITH TERMS TO BE SET BY THE BOARD OF DIRECTORS.

 What the Authorization of Preferred Stock. Will Accomplish

If the proposal to amend and restate the certificate of incorporation is adopted, when it becomes effective, the board of directors will be entitled to authorize the designation and issuance of up to 150,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. The Board of Directors of the Company will have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the preferred stock. The Board of Directors believes that having blank check preferred stock available for, among other things, proposed financing transactions, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its stockholders.

Rights and Preferences With Respect to Common Stock.

If the Company issues preferred stock, such preferred stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the common stock.  For example, in liquidation, the holders of the preferred stock may be entitled to receive a certain amount per share of preferred stock before the holders of the common stock receive any distribution. In addition, the holders of preferred stock may be entitled to a certain number of votes per share of preferred stock and such votes may dilute the voting rights of the holders of common stock when the Company seeks to take corporate action. Furthermore, preferred stock could be issued with certain preferences over the holders of common stock with respect to dividends or the power to approve the declaration of a dividend.  The aforementioned are only examples of how shares of preferred stock, if issued, could dilute the interests of the holders of common stock.

Possible Anti-Takeover Effect.

In addition to financing purposes, the Company could also issue shares of common stock or preferred stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company.  Those shares could also be privately placed with purchasers favorable to the Board of Directors in opposing such an action.  In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of the Company's common stock, on any merger, sale or exchange of assets by the Company, or any other extraordinary corporate transaction.

The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders of the Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control the Company by obtaining a certain number of seats on the Board of Directors.

VOTE REQUIRED

Our board of directors recommends that shareholders vote FOR Proposal 3. When a quorum is present, the proposal will be approved if the votes cast favoring the approval exceed the votes cast opposing the approval. Unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named on the proxy card intend to vote in favor of the proposal.

PROPOSAL 4 - TO AUGMENT THE INDEMNIFICATION PROVISIONS OF THE GEORGIA CORPORATION CODE IN THE RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director, provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of the Company or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

The provisions of proposed amended and restated Articles of Incorporation are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the Georgia Code as outlined above. The proposed amendment and restated certificate further provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the Georgia Code permits indemnification of a director of the Company for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the Company)in which he or she is made a party by reason of being a director of the Company and of directors who, at the request of the Company, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

A Georgia corporation may not indemnify a director under Section 14-2-851 (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

Prior to indemnifying a director under Section 14-2-851 of the Georgia Code, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (i) a majority vote of a quorum consisting of directors not at that time parties to the suit; (ii) a duly designated committee of directors; (iii) duly selected special legal counsel; or (iv) a vote of the shareholders, excluding shares owned by or voted under the control of directors who are at the time parties to the suit.

A Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the Georgia Code, or that the proceeding involves conduct for which such director's liability has been properly eliminated by action of the corporation, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the Georgia Code provides that directors who are successful which respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

The Georgia Code also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the Georgia Code, or (4) for any transaction in which the director obtained an improper personal benefit.

Section 14-2-857 of the Georgia Code provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Company may, as provided by the Company's proposed amended and restated certificate, the Company's bylaws, general or specific actions by its board of directors or contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

The indemnification provisions of the Company's bylaws and amended and restated Articles of Incorporation are consistent with the foregoing provisions of the Georgia Code. However, the Company's proposed amended and restated certificate prohibits indemnification of a director who did not believe in good faith that his or her actions were in, or not contrary to, the Company's best interests. The Company's Bylaws extend the indemnification available to officers under the Georgia Code to employees and agents.

VOTE REQUIRED

Our board of directors recommends that shareholders vote FOR Proposal 4. Unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named on the proxy card intend to vote in favor of the proposal. A favorable vote by a majority of shares outstanding will pass the proposal.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Subject to shareholder ratification, the board of directors has appointed Chisholm, Bierwolf & Nilson LLC, (“Chisholm”) certified public accountants, Bountiful, Utah, has served as our independent public accountants effective August 5, 2005. The shareholders are being asked to ratify the selection of Chisholm as independent auditors for the fiscal year ending December 31, 2005. Representatives of Chisholm are not expected to be present at the meeting but will be available by telephone conference line. Chisholm will have an opportunity to make a statement if it wishes to do so.

AUDIT FEES The aggregate fees billed by our auditors, Russell Bedford Stefanou Mirchandani, LLP ("Russell Bedford"), for professional services rendered for the audit of our annual financial statements for fiscal year ended December 31, 2004 and to review the restatements of the 2nd and 3rd quarters of 2004 were $37,500 and $15,000 respectively.

The aggregate fees billed by our auditors, Kahn Boyd Levychin, LLP (“Kahn”), for professional services rendered for the audit of our annual financial statements for fiscal year ended December 31, 2003 and to review the restatements of the 2nd and 3rd quarters of 2004 were $19,610. In 2004 the Company also paid Kahn $22,575 for the restatement of the certified audits for the years ended December 31, 2001, 2002 and 2001 and the restatement of the quarter ended March 31, 2004.

The board, acting as an audit committee deemed the fees charged to be compatible with maintenance of the independence of our auditors.

AUDIT-RELATED FEES During the last two fiscal years, no fees were billed or incurred for services which were related to the audit or review of financial statements by any of our accountants.

TAX FEES During the last two fiscal years, no fees were billed or incurred for services which were related to tax compliance, tax advice or tax planning any of our accountants.

ALL OTHER FEES During the last two fiscal years, no other fees were billed or incurred for services by any of our accountants other than the audit fees noted above.

The board, acting as an audit committee deemed the fees charged to be compatible with maintenance of the independence of our auditors.

CHANGES IN OUR CERTIFYING ACCOUNTANT

Effective August 5, 2005, the services of Russell Bedford were replaced by the Chisholm firm. The decision to change accountants was recommended by our board of directors.

Russell Bedford's reports on our financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However the report of which were included in our quarterly and annual reports for 2002 and 2003, and our quarterly report for the quarter ended March 31, 2004 all filed with the SEC raised substantial doubt about our ability to continue as a going concern.

During the two most recent fiscal years and any subsequent interim period through July, 2005 there were no disagreements between us and Russell Bedford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Russell Bedford would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Effective August 5, 2004 we engaged Chisholm as our independent accountants to report on the our balance sheet as of December 31, 2005 and subsequent periods, and the related combined statements of income, shareholders' equity and cash flows for the years then ended.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Russell Bedford, neither we nor anyone on our behalf consulted with Russell Bedford regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

We provided the former accountants with a copy of our current report on Form 8-K before its filing with the We requested the former accountants to furnish us with a letter addressed to the Commission stating whether it agreed with the statements made by us in the August 9th current report. We filed the former accountants’ letter as an exhibit to our current report on Form 8-K filed with the Commission on August 9, 2005.

CHANGES IN OUR CERTIFYING ACCOUNTANT

Effective August 5, 2005, the services of Russell Bedford were replaced by the Chisholm firm. The decision to change accountants was recommended by our board of directors.

Russell Bedford's reports on our financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However the report of which were included in our quarterly and annual reports for 2002 and 2003, and our quarterly report for the quarter ended March 31, 2004 all filed with the SEC raised substantial doubt about our ability to continue as a going concern.

During the two most recent fiscal years and any subsequent interim period through July, 2005 there were no disagreements between us and Russell Bedford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Russell Bedford would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

Effective August 5, 2004 we engaged Chisholm as our independent accountants to report on the our balance sheet as of December 31, 2005 and subsequent periods, and the related combined statements of income, shareholders' equity and cash flows for the years then ended.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Russell Bedford, neither we nor anyone on our behalf consulted with Russell Bedford regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

We provided the former accountants with a copy of our current report on Form 8-K before its filing with the Commission on August 9, 2005. We requested the former accountants to furnish us with a letter addressed to the Commission stating whether it agreed with the statements made by us in the August 9th current report. We filed the former accountants’ letter as an exhibit to our current report on Form 8-K filed with the Commission on August 9, 2005.

VOTE REQUIRED

Our board of directors recommends that shareholders vote FOR ratification of the selection of Chisholm as our independent public accountants for the fiscal year ending December 31, 2005. When a quorum is present, the proposal will be approved if the votes cast favoring the approval exceed the votes cast opposing the approval. Unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the proxies named on the proxy card intend to vote in favor of the proposal. .

FORM 10-KSB ANNUAL REPORT AND QUARTERLY REPORTS ON FORM 10-QSB

Our Annual Report on Form 10-KSB for the year ended December 31, 2004, and financial information from our Quarterly Reports for the Period Ended March 31, 2005 and June 30, 2005 are incorporated herein by reference.

EXHIBITS TO ANNUAL AND QUARTERLY REPORTS AND COPIES OF QUARTERLY REPORTS

WE HAVE FURNISHED OUR ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN. WE WILL FURNISH COPIES OF OUR QUARTERLY REPORTS FOR THE PERIODS ENDED MARCH 31, 2005 AND JUNE 30, 2005, WHICH INCLUDED LISTS BRIEFLY DESCRIBING ALL THE EXHIBITS NOT CONTAINED THEREIN. WE WILL FURNISH THE QUARTERLY REPORT AND ANY EXHIBIT TO THE FORM 10-KSB AND THE QUARTERLY REPORT UPON THE PAYMENT OF A SPECIFIED REASONABLE FEE WHICH FEE SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING ANY SUCH REPORT OR EXHIBIT. ANY REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT 145 BOOKHOUT DRIVE, CUMMING, GEORGIA 30041, TELEPHONE NUMBER (678) 455-7075.

OTHER MATTERS TO COME BEFORE THE MEETING

Our board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of Planetlink Communications, Inc. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by Planetlink Communications, Inc. by December 31, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 meeting.

By Order of the Board of Directors,

/s/ M. Dewey Bain

M. Dewey Bain,
President and Chief Executive Officer

 EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PLANETLINK COMMUNICATIONS, INC.

1.    The name of this corporation is Planetlink Communications, Inc. The corporation is referred to hereinafter as the "Corporation."

2.    The Corporation was originally incorporated under the name: Fifth Avenue Acquisition I Corp.

2.    The Corporation shall have perpetual duration.

3.    The Corporation has been organized as a corporation for profit pursuant to the Georgia Business Corporation Code, for the purpose of engaging in any lawful activities permitted by the laws of Georgia.

4.    The Corporation shall have one billion five hundred million shares authorized (1,500,000,000) of which one hundred and fifty million (150,000,000) shall be preferred stock.

A.    Common Stock. The authorized voting common stock of the corporation is one billion three hundred fifty million shares , par value $.001 per share. Each share shall have one vote.

B.    Preferred Stock. The authorized preferred stock of the Corporation is one hundred fifty million (150,000,000) shares. The Corporation, acting by its board of directors, without action by the shareholders, may, from time to time by resolution and upon the filing of such [declaration] certificate or articles of amendment as may be required by the Georgia Business Corporation Code as then in effect, authorize the issuance of shares of preferred stock in one or more series, determine the[ par value], preferences, voting rights, limitations, and relative rights of the class or of any series within the class, and designate the number of shares within that series. The Board of Directors may exercise the authority granted to it by this provision to the fullest extent permitted by the Georgia Business Corporation Code.

5.    Each share of common stock of the Corporation shall have unlimited voting rights.

6.    Shareholders shall not have the preemptive right to acquire unissued shares of the Corporation.

7.    No director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liability set forth in section 14-2-832 of the Revised Georgia Business Corporation Code; or (iv) for any transaction from which the director received an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to the time of such repeal or modification.

8.    The Corporation shall indemnify a director against reasonable expenses and liability incurred by him, and shall advance expenses upon receipt from the director of the written affirmation and repayment authorization required by section 14-2-853 of the Georgia Business Corporation Code, provided, however, that the Corporation shall not indemnify a director for any liability incurred by a director if he failed to act in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, or to have improperly received a personal benefit or, in the case of any criminal proceeding, if he had reasonable cause to believe his conduct was unlawful, or in the case of a proceeding by or in the right of the Corporation, in which he was adjudged liable to the Corporation, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances, in which case the director shall be indemnified for reasonable expenses incurred.

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The provisions of this Amended and Restated Articles of Incorporation were duly approved by the shareholders of the Corporation in accordance with the provisions of Sections 14-2-1007 and 14-2-1003 of the Georgia Business Corporation Code on the ____ th day of ____________, 2005.

This Amended and Restated Articles of Incorporation were duly adopted and authorized by the Board of Directors of the Company on _____ th day of ____________, 2005.

IN WITNESS WHEREOF, Planetlink Communications, Inc. has caused its duly authorized officer to execute this Amended and Restated Articles of Incorporation as of this _____th day of ____________, 2005.

By: /s/ M. Dewey Bain

Name: M. Dewey Bain
Title: President and Chief Executive Officer

ATTEST:

/s/

Name:
Title: Secretary

STATE OF _______________ )

CITY OF __________________ )

I, _________________, a notary public, do hereby certify that on this ____th day of ____________, personally appeared before me M. Dewey Bain who, being by me first duly sworn, declared that he is the President Planetlink Communications, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/
[SEAL] _____________________________
Notary Public

My Commission on -------------, 200-.

PLANETLINK COMMUNICATIONS, INC.
1415 BOOKHOUT DRIVE
CUMMING, GEORGIA 30041
TELEPHONE (678) 455-7075

PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF PLANETLINK COMMUNICATIONS, INC. (THE "COMPANY") FOR AN ANNUAL MEETING OF ITS SHAREHOLDERS (THE "MEETING") TO BE HELD ON NOVEMBER 4, 2005.

The undersigned hereby appoints M. Dewey Bain, or instead of the foregoing, Mary Hitt, as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held at offices of Andre & Blaustein, 127 Peachtree Street, N.E. Suite 700, Atlanta, Georgia 30303 on November 4, 2004 at 2:00 p.m., Atlanta, Georgia time, and at any adjournments thereof, and directs the nominee to vote or abstain from voting the shares of the undersigned in the manner indicated below:

1. Election of Directors.
M. Dewey Bain	FOR ☐ AGAINST ☐ WITHHELD ☐
Harold Jackson	FOR ☐ AGAINST ☐ WITHHELD ☐
Darrell Carver	FOR ☐ AGAINST ☐ WITHHELD ☐
Shawn Chemtov	FOR ☐ AGAINST ☐ WITHHELD ☐
Richard Lapaglia	FOR ☐ AGAINST ☐ WITHHELD ☐
Mary Hitt	FOR ☐ AGAINST ☐ WITHHELD ☐
Melvin Williams	FOR ☐ AGAINST ☐ WITHHELD ☐

2. To adopt the provisions of the amended and restated certificate of incorporation to increase the number of authorized shares	FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To adopt the provisions of the proposed amended and restated certificate of incorporation to provide for a class of preferred stock.	FOR ☐ AGAINST ☐ ABSTAIN ☐

4. To adopt the provisions of the proposed amended and restated certificate of incorporation to augment Georgia law indemnification provisions.	FOR ☐ AGAINST ☐ ABSTAIN ☐

5. To ratify the selection of Chisholm, Bierwolf & Nilson LLC, certified public accountants, Bountiful, Utah, as our independent public accountants for the fiscal year ending December 31, 2005	FOR ☐ AGAINST ☐ ABSTAIN ☐

THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

Dated______________________________________, 2005

Signature of Shareholder

Printed Name of Shareholder

A PROXY WILL NOT BE VALID UNLESS THE FORM OF PROXY IS DATED, DULY EXECUTED AND DELIVERED TO THE OFFICE OF COMPANY 10715 GULFDALE, SUITE 285, SAN ANTONIO, TX 78216, NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE MEETING AT WHICH THE PERSON NAMED THEREIN PURPORTS TO VOTE IN RESPECT THEREOF.

Joint owners should each sign the proxy. When the proxy is signed by a corporation either its common seal must be affixed to the proxy or it should be signed by the corporation under the hand of an officer or attorney duly authorized in writing, which authorization must accompany the proxy.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT AND WHERE A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON IS SPECIFIED, THE SHARES WILL BE VOTED ON ANY BALLOT IN ACCORDANCE WITH SUCH SPECIFICATION.

(Please advise the Company of any change of address)